                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant                                [X]
Filed by a Party other than the Registrant             [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12


                   CARDIODYNAMICS INTERNATIONAL CORPORATION

               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                  CARDIODYNAMICS  INTERNATIONAL  CORPORATION

                       6175 Nancy Ridge Drive, Suite 300
                              San Diego, CA 92121

                                 June 16, 2000


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of CardioDynamics International Corporation which will be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California on Thursday, July 27, 2000 at 9:00 a.m. (PDT).

Additional details relating to the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

In order for us to have an efficient meeting, please promptly sign, date and return the enclosed proxy in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.


                                        On behalf of the Board of Directors,


                                        Michael K. Perry
                                        Chief Executive Officer


--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.
--------------------------------------------------------------------------------

                  CARDIODYNAMICS  INTERNATIONAL  CORPORATION

                       6175 Nancy Ridge Drive, Suite 300
                              San Diego, CA 92121

                   Notice of Annual Meeting of Shareholders

                           To be held July 27, 2000

The Annual Meeting of Shareholders of CardioDynamics International Corporation, a California corporation ("CardioDynamics"), will be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067, on Thursday, July 27, 2000 at 9:00 a.m.(PDT), to consider and act upon the following matters:

1. To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting: Connie R. Curran, Cam L. Garner, James C. Gilstrap, Richard O. Martin, Allen E. Paulson and Michael K. Perry;

2. To approve an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000;

3. To ratify the selection of KPMG LLP as our independent accountants for the fiscal year ending November 30, 2000;

4. To transact any other business which may properly come before the meeting or any postponement(s) or adjournment(s) thereof. We have no information of any such other matters.

Shareholders of record at the close of business on June 16, 2000 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our offices. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                             By Order of the Board of Directors,


Dated: June 16, 2000                         Michael K. Perry
                                             Chief Executive Officer

                  CARDIODYNAMICS  INTERNATIONAL  CORPORATION

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held July 27, 2000

These proxy materials are being mailed in connection with the solicitation of proxies by the Board of Directors of CardioDynamics International Corporation, a California corporation ("CardioDynamics"), for the Annual Meeting of Shareholders to be held at the Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California at 9:00 a.m. on July 27, 2000 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately June 23, 2000.

The address of our principal executive office is 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121.

                              PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to our Corporate Secretary before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. You may also revoke your proxy at the Annual Meeting by voting your shares in person. We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional compensation, solicit proxies personally by telephone.

The record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting is June 16, 2000. At the close of business on the record date, we had 42,197,443 outstanding shares of common stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on matters brought before the Annual Meeting. In voting for Directors, each shareholder has the right to cumulate his or her votes and give one nominee a number of votes equal to the number of Directors to be elected, multiplied by the number of shares he or she holds, or to distribute his or her votes on the same principle among the nominees to be elected in such manner as he or she may see fit. For example, a shareholder owing 10 shares of Common Stock would have 60 votes (six Directors multiplied by 10 shares) to allocate among as few as one, or as many as six candidates. A shareholder may cumulate his or her votes, however, only if his or her candidate or candidates have been placed in nomination prior to the voting and if any shareholder gives notice at the Annual Meeting prior to the voting of that shareholder's intention to cumulate his or her votes. The shares represented by the proxy will be voted at the Annual Meeting by the proxy holder as specified by the person solicited. Discretionary authority to cumulate votes is, however, being solicited by the Board of Directors.

California statutes and case law do not give specific instructions regarding the treatment of abstentions and broker non-votes for corporations such as ours on matters which require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting; however, we believe that California law provides that if shares are represented and vote on any issue at the Annual Meeting their failure to vote yes on any other issue (through either abstention or a broker non-vote) has the same effect as a negative vote on that other issue and we will treat such abstentions or broker non-votes accordingly. On matters which require the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes have the same effect as a negative vote.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of six members. The six individuals below have been nominated for election to our Board and will serve until the next annual meeting or until their successors are elected and qualified. Unless you specify otherwise, your proxy will be voted for the election of the nominees of the Board of Directors who are listed below and distributed among the nominees as the proxy holders see fit.

If, however, any of the nominees are unable to serve, or for good cause decline to serve at the time of the Annual Meeting, the proxy holders will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the proxy holders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as Directors.

The Company's Board of Directors recommends a vote FOR the nominees listed
                                                   ---
herein.

                                        First Year
                                         Elected
Name                                     Director      Age
                                        ----------     ---
Connie R. Curran                           2000        52
Cam L. Garner                              1997        52
James C. Gilstrap                          1995        64
Richard O. Martin, Ph.D.                   1997        60
Allen E. Paulson                           1995        78
Michael K. Perry                           1998        39
----------------------------------------------------------

Connie R. Curran, Ed.D., RN became a director in February 2000. Dr. Curran has been president and chief executive officer of CurranCare since 1995, has held a variety of executive positions in academia and multi-system healthcare operations and serves as vice president of the American Hospital Association, national director of patient care for APM, Inc. and a director for Allegiance Corporation and Finova Group. Dr. Curran holds a master's degree in medical-surgical nursing from De Paul University and a doctorate in educational psychology from Northern Illinois University.

Cam L. Garner has served as a director since July 1997 and provides us with consulting services for $25,000 per year. Mr. Garner has been chairman, president and chief executive officer of Dura Pharmaceuticals, Inc. since 1990 and prior to that was senior vice president of sales and marketing with Hybritech, Inc., a division of Eli Lilly & Co. Mr. Garner serves as a director for Trega Biosciences, Inc., Nanogen, Inc., Safeskin Corporation, Spiros Development Corporation, DJ Pharma and Dura Pharmaceuticals. Mr. Garner earned a bachelor's degree in biology from Virginia Wesleyan and a master's degree in business administration from Baldwin-Wallace College.

James C. Gilstrap served as the chairman of our board of directors from May 1995 to June 1996 and has been co-chairman of the board since June 1996. Mr. Gilstrap is retired from Jefferies & Company, where he served as senior executive vice president, partner and a member of the executive committee. Mr. Gilstrap is past president of the Dallas Securities Dealers, as well as a past member of the board of governors of the National Association of Securities Dealers, Inc.

Richard O. Martin, Ph.D. has served as a director since July 1997. Dr. Martin is president of Medtronic-Physio-Control Corporation, a medical device company that designs, manufactures and sells external defibrillators and heart monitors. Until Medtronic's acquisition in 1998 of Physio-Control Corporation, Dr. Martin was chairman and chief executive officer. He was vice president of cardiovascular business development with Sulzer Medica and has held management positions at Intermedics, Inc. and Medtronic, Inc. Dr. Martin serves on the boards of directors of Maxxim Medical, Inc. and Encore Medical. Dr. Martin earned a bachelor's degree in electrical engineering from Christian Brothers College, a master's degree in electrical engineering from Notre Dame University and a doctorate in electrical/biomedical engineering from Duke University.

Allen E. Paulson has been co-chairman of our board of directors since June 1996 and a director since February 1995. Mr. Paulson owns numerous companies having substantial investments in diverse industries, including aerospace, energy exploration and real estate. Mr. Paulson is the founder and chairman emeritus of Gulfstream Aerospace Corporation, a leading designer, manufacturer and marketer of large corporate aircraft. He has earned numerous awards, including the Horatio Alger Award for Distinguished Americans, as well as five honorary doctorates.

Michael K. Perry has been our chief executive officer and a director since April 1998. From 1994 to 1997, Mr. Perry was vice president of operations at Pyxis Corporation, a leading provider of healthcare automation, information management services and pharmacy management services to hospitals and outpatient facilities. Pyxis was sold to Cardinal Health, Inc. in 1996. Prior to joining Pyxis, Mr. Perry served in management with the medical products group of Hewlett Packard Company. Additionally, he was director of quality for a division of Hewlett-Packard's deskjet printer group. Mr. Perry holds a bachelor's degree in mechanical engineering from General Motors Institute and a master's degree in business administration from Harvard University. Mr. Perry serves on the advisory board of the University of California San Diego Cardiovascular Center.

Board Meetings and Committees

The Company's Board of Directors held five meetings during the fiscal year ended November 30, 1999. Each incumbent Director attended at least 75% of the aggregate of the total meetings of the Board and of all his Board committees held during the period in which he served as a Director, except Cam Garner who participated in 40% of the meetings of the Board.

The Board of Directors has established a standing Compensation Committee currently composed of Messrs. Garner, Martin and Gilstrap. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company. The Committee held three meetings during the fiscal year ended November 30, 1999.

The Board of Directors has established a standing Audit Committee currently composed of Messrs. Gilstrap, Garner and Dr. Curran. The Audit Committee reviews all matters relating to oversight of the Company's internal control structure, selection of the independent auditors and oversight of the Company's financial reporting. The committee held two meetings during the fiscal year ended November 30, 1999. In June of 2000, the Board of Directors adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached as Exhibit A to this Proxy Statement.

The Board of Directors has also established a standing Nominating Committee currently composed of Messrs. Gilstrap, Garner and Perry. The Nominating Committee reviews matters pertaining to Board Composition and screens and recommends to the Board potential candidates for election as a Director.

Directors' Fees

Each Director who has not been an employee of CardioDynamics in the preceding two years receives 1,000 automatic monthly stock options granted at fair market value (or, in the case of 10% shareholders, at 110% of fair market value) on the last day of the month for each full month of service as a Director of the Company, pursuant to the 1995 Stock Option/Stock Issuance Plan. Mr. Paulson was a 10% shareholder for the entire period, and Mr. Gilstrap was a 10% shareholder until January 31, 2000. On August 1, 1997, Cam L. Garner, a Director of the Company, entered into a consulting agreement with us whereby Mr. Garner is paid a monthly fee of $2,083.33 and received a one-time grant of 5,000 stock options to purchase our Common Stock in exchange for consulting services. Total fees paid to Mr. Garner in fiscal 1999 were $25,000. Mr. Martin received a one-time grant of 10,000 stock options to purchase our Common Stock. The options vest in equal thirds on August 20, 1998, 1999 and 2000.

                                  PROPOSAL  2
                AMENDMENT OF RESTATED ARTICLES OF INCORPORATION
                                (Common Stock)

The Company's Board of Directors has approved and recommends that at the annual meeting shareholders approve an amendment (the "Amendment") to the Company's Restated Articles of Incorporation, as heretofore amended, to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000 shares. No change is being proposed to the authorized number of shares of Preferred Stock. After such amendment, the Company's authorized capital stock would consist of 100,000,000 shares of Common Stock and 18,000,000 shares of Preferred Stock.

INFORMATION  ABOUT OUTSTANDING AND RESERVED SHARES

The authorized capital stock of the Company currently consists of 50,000,000 shares of Common Stock, no par value, of which 42,197,443 where issued and outstanding as of June 16, 2000. In addition approximately 7,381,673 shares are reserved for issuance under outstanding stock options and warrants. There are currently 18,000,000 shares of Preferred Stock, no par value authorized, although no shares are issued or outstanding as of June 16, 2000. Accordingly, as of June 16, 2000, the Company has available for issuance approximately 420,884 shares of Common Stock and 18,000,000 shares of Preferred Stock.

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

Under the proposal, Article Three of the Restated Articles of Incorporation would be amended to read:

          "ARTICLE THREE: The corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the corporation is authorized to issue is 118,000,000 shares. 100,000,000 shares shall be Common Stock and 18,000,000 shares shall be Preferred Stock.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

PLANS FOR ADDITIONAL SHARES

The Board of Directors believe that the proposed increase in the number of shares authorized but unissued is desirable to enhance the Company's flexibility to issue Common Stock for proper corporate purposes which may be identified in the future such as to raise equity capital, to make acquisitions through use of stock, or to establish strategic relationships with other companies. Having the additional shares authorized and available for issuance will allow the Company to consider potential future actions without the possible expenses or delay of a special meeting of the shareholders, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Board of Directors will determine whether, when and on what terms the issuance of additional shares of common stock may be appropriate in connection with any foregoing purposes and to be in the best interest of the Company and its shareholders. The Company currently has no plans, agreements or understandings for the issuance or use of the additional shares of common stock proposed by the amendment to the Articles of Incorporation.

IMPACT OF THE "AMENDMENT"

The proposed additional 50,000,000 common shares will be part of the current class of common shares and will have the same rights as the common shares that are currently issued and outstanding. Shareholders have no preemptive right to purchase additional shares from us. This means shareholders have no right to purchase additional shares to maintain their proportionate ownership in our company. The issuance of additional shares of common stock may, among other things have a dilutive effect on earnings per share, voting power and share holdings of current stockholders. The issuance of additional shares, or the perception that additional shares may be issued may also adversely affect the market price of the common stock.

The availability for issuance of additional shares of common stock could also under certain circumstances have an anti-takeover effect. For example, the issuance of additional shares of common stock in a public or private sale, merger or other similar transaction would increase the number of shares outstanding, thereby diluting the voting power of the outstanding shares and potentially increasing the cost to acquire control of the Company.

EFFECTIVE DATE

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If approved by the shareholders, the amendment to the Restated Articles of Incorporation will become effective upon filing with the Secretary of the State of California, a Certificate of Amendment to the Company's Restated Articles of Incorporation, which filing is expected to take place shortly after the Meeting.

The Board of Directors recommends a vote FOR the amendment to the Company's
                                         ----
Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

                                  PROPOSAL 3

                                RATIFICATION OF
                     SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors selected KPMG LLP, independent auditors, to audit our books and records for the fiscal year ending November 30, 2000 and recommends that the shareholders vote for ratification of the Company's selection. Not withstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board feels that such a change is in the best interest of the Company and its shareholders.

KPMG LLP have been our auditors since 1997 providing both auditing, and services related to filings with the Securities and Exchange Commission. Our audited financial statements for the fiscal years ended November 30, 1996 through 1999 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of KPMG LLP, the Board of Directors will reconsider such selection.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the selection
                                         ----
of KPMG LLP as our independent accountants for fiscal 2000.

                            PRINCIPAL  SHAREHOLDERS

The following are the only persons known by us to own beneficially, as of May 31, 2000 five percent (5%) or more of the outstanding shares of our common stock. Except as indicated in the footnotes to this table, we believe that the persons named in the table have sole voting and investment power with respect to all the shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of options exercisable within 60 days after May 31, 2000. The percentage ownership is calculated pursuant to Rule 13d-3(d)(1) promulgated by the SEC under the Securities Act of 1933.

Name and Address of                              Shares Beneficially Owned
                                                 -------------------------
Beneficial Owner                            Number  (1)          Percentage (2)
----------------                            -----------          --------------
Allen E. Paulson (1)                        10,568,907              25.0%
P.O. Box 9660
Rancho Santa Fe, CA  92067

Domain Partners LP                           4,350,000              10.3%
One Palmer Square
Princeton, NJ  08542

James C. Gilstrap (2)                        3,363,418               8.0%
5067 Shore Drive
Carlsbad, CA  92008

Societe Generale Veritas                     3,000,000               7.1%
4 New York Plaza
New York, NY  10004

Edge Financial Group, Inc. (3)               2,214,059               5.1%
16225 Park Ten Place, Suite 380
Houston, TX  77084

Joe C. Richardson, Jr. (4)                   2,194,538               5.1%
P.O. Box 8246
Amarillo, TX  79114

____________________

1) Includes 103,764 shares of common stock beneficially owned by CDH, of which Mr. Paulson is a member with a majority interest, and over which CDH exercises sole voting and investment power. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in CDH. Includes 9,088,734 shares held in the Allen E Paulson Living Trust dated December 23, 1986 and shares that may be acquired pursuant to stock options exercisable currently or within 60 days from May 31, 2000. Excludes 3,000,000 shares of common stock owned by Mr. Paulson's sons; Mr. Paulson disclaims beneficial ownership of such shares.

2) Includes 103,764 shares of common stock beneficially owned by CDH, of which Mr. Gilstrap is a member with a minority interest and over which CDH exercises sole voting and investment power. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in CDH. Includes 3,195,654 shares held in the Jim and Sue Gilstrap Family Limited Partnership. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his and his wife's ownership interest in the Jim and Sue Gilstrap Family Limited Partnership. Also includes shares that may be acquired pursuant to stock options exercisable currently or within 60 days from May 31, 2000.

3) Includes 1,209,049 shares of common stock beneficially owned by Medical Assets, LLC, of which Edge Financial Group, Inc. is a member. Edge Financial Group, Inc. disclaims beneficial ownership of these shares except to the extent of its pecuniary interest in Medical Assets, LLC. See footnote (4).

4) Includes 1,209,049 shares of common stock beneficially owned by Medical Assets, LLC, of which Mr. Richardson is a member. Mr. Richardson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Medical Assets, LLC. Also includes 25,109 shares held by Vital Energy, Inc of which Mr. Richardson is chief executive officer and majority shareholder. See footnote (3).

                         SECURITY OWNERSHIP MANAGEMENT

The following table sets forth the beneficial ownership of common stock of CardioDynamics as of May 31, 2000 by each Director and each officer of CardioDynamics named in the Summary Compensation Table, and by all Directors and executive officers of our Company as a group. Each such person has a business address, care of CardioDynamics. Except as indicated in the footnotes to this table, we believe that the persons named in the table have sole voting and investment power with respect to all the shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of options exercisable within 60 days after May 31, 2000. The percentage ownership is calculated pursuant to Rule 13d-3(d)(1) promulgated by the SEC under the Securities Act of 1933.

Name and Address of                            Shares Beneficially Owned
                                               -------------------------
Beneficial Owner                            Number  (1)          Percent (2)
----------------                            -----------          ----------
Russell H. Bergen (1)                           44,373                *

Connie R. Curran, Ed.D., RN(1)                   6,000                *

Cam L. Garner (1)                              102,000                *

James C. Gilstrap (2)                        3,363,418              8.0%

Stephen P. Loomis (1)                           41,248                *

Richard O. Martin, Ph.D. (1)                    90,667                *

Allen E. Paulson (3)                        10,568,907             25.0%

Michael K. Perry (1)                           250,623                *

Rhonda F. Rhyne (1)                            301,873                *

Richard E. Trayler (1)                         155,788                *

All Directors and executive
officers as a group - (10 persons) (1)      14,893,633             34.6%

____________________
*Less than 1%

(1) Includes shares that may be acquired pursuant to stock options exercisable currently or within 60 days after May 31, 2000.

(2) Includes 103,764 shares of common stock beneficially owned by CDH, of which Mr. Paulson is a member with a majority interest, and over which CDH exercises sole voting and investment power. Mr. Paulson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in CDH. Includes 9,088,734 shares held in the Allen E Paulson Living Trust dated December 23, 1986 and shares that may be acquired pursuant to stock options exercisable currently or within 60 days from May 31, 2000. Excludes 3,000,000 shares of common stock owned by Mr. Paulson's sons; Mr. Paulson disclaims beneficial ownership of such shares.

(3) Includes 103,764 shares of common stock beneficially owned by CDH, of which Mr. Gilstrap is a member with a minority interest and over which CDH exercises sole voting and investment power. Mr. Gilstrap disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in CDH. Includes 3,195,654 shares held in the Jim and Sue Gilstrap
     Family Limited Partnership.   Mr. Gilstrap disclaims beneficial ownership
     of these shares except to the extent of his and his wife's ownership interest in the Jim and Sue Gilstrap Family Limited Partnership. Also includes shares that may be acquired pursuant to stock options exercisable currently or within 60 days from May 31, 2000.

                              EXECUTIVE OFFICERS

The Company's executive officers and their ages as of May 31, 2000 are as follows:

Name                                     Age                        Position
----                                     ---                        --------
Allen E. Paulson                         78            Co-Chairman of the Board of Directors

James C.  Gilstrap                       64            Co-Chairman of the Board of Directors

Michael K. Perry                         39            Chief Executive Officer

Rhonda F. Rhyne                          39            President

Stephen P. Loomis                        40            Chief Financial Officer

Richard E. Trayler                       50            Chief Operating Officer

Dennis G. Hepp                           51            Chief Technology Officer

Russell H. Bergen                        53            Vice President of Operations

Business Experience of  Executive Officers

Allen E. Paulson.   See description under "Election of Directors."

James C.  Gilstrap. See description under "Election of Directors."

Michael K. Perry.   See description under "Election of Directors."

Rhonda F. Rhyne has been our president since June 1997, previously serving as chief operating officer from 1996 to 1997 and as vice president of operations from 1995 to 1996. From 1992 until 1995, Ms. Rhyne was president, chief executive officer and vice president of sales and marketing of Culture Technology, Inc. Ms. Rhyne has also held positions at GE Medical Systems and Quinton Instrument Company, both medical device subsidiaries of publicly held companies. Ms. Rhyne holds a bachelor's degree in pharmacy from Washington State University and a master's degree in business administration, executive program, from University of California Los Angeles, Anderson School of Business.

Stephen P. Loomis joined us in September 1996 as vice president of finance and has held the positions of chief financial officer and corporate secretary since April 1997. From 1993 until 1996, he served as director of financial reporting at Kinko's Inc. From 1988 to 1993, Mr. Loomis was chief financial officer for Terminal Data Corporation, a publicly traded company. He earned his bachelor's degree in business administration from California State University at Northridge. Mr. Loomis is a certified public accountant.

Richard E. Trayler has served as our chief operating officer since July 1997. From 1982 to 1997, Mr. Trayler held the positions of regional and divisional sales manager at Quinton Instrument Company. He has also held positions at the Heart Institute for CARE, the University of Washington and the Boeing Company. Mr. Trayler earned a bachelor's degree from Texas A&M University and a master's degree from the University of Washington.

Dennis G. Hepp has been our chief technology officer since June 1997 and has served as a consultant to us since July 1995. From 1974 to 1986, Mr. Hepp held engineering and management positions at Medtronic, Inc. In 1989, Mr. Hepp founded, and remains a key employee and managing director of, Rivertek Medical Systems, Inc., an engineering consulting firm to medical device manufacturers. Mr. Hepp holds a bachelor's degree in electrical engineering from the University of Detroit.

Russell H. Bergen has served as our vice president of operations since September 1998. From 1971 to 1998, Mr. Bergen held management positions in the instrument group, peripheral products group and inkjet business unit of Hewlett Packard Company. Previously, Mr. Bergen was employed at Honeywell, Inc. as a procurement engineer. Mr. Bergen earned a bachelor's degree in aerospace engineering and manpower management from the University of Colorado at Boulder.

                 EXECUTIVE  COMPENSATION AND OTHER INFORMATION

The following table provides information regarding the annual and long-term compensation earned for services rendered in all capacities to CardioDynamics for the fiscal years ended November 30, 1997, 1998 and 1999 of those persons who were, at November 30, 1999 (i) the Chief Executive Officer and (ii) the other executive officers of CardioDynamics whose aggregate direct remuneration from CardioDynamics during the fiscal year ended November 30, 1999 exceeded $100,000 (collectively, the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                                         Long Term Compensation
                                                                                                         ----------------------
                                                                                                                 Awards
                                                                                                                 ------
                                                            Annual Compensation/(1)/                           Securities
                                                            ------------------------
                                                                                        Other                  Underlying
Name and                                                                                  Annual                Options/
Principal Position                 Year      Salary($)           Bonus($)            Compensation($)            SARs (#)
------------------                 ----      ---------           --------            ---------------            --------
Michael K. Perry                   1999      $  91,450           $216,170/(3)/       $           -0-               45,000
  Chief Executive                  1998              1/(4)/           750                      4,000/(2)/       1,295,000
   Officer                         1997            n/a                n/a                        n/a                  n/a

Rhonda F. Rhyne                    1999        148,020             11,045                     17,000/(5)/          40,000
   President                       1998        127,833                751                     18,000/(5)/         250,000
                                   1997        111,308             17,228                     15,000/(5)/          75,000

Stephen P. Loomis                  1999        137,543              8,520                        -0-               30,000
   Chief Financial                 1998        116,583              1,663                        -0-              120,000/(6)/
   Officer (7)                     1997        103,416             22,849                        -0-               70,000/(7)/

Richard E. Trayler                 1999        129,584              8,745                        -0-               35,000
   Chief Operating                 1998        123,750              1,502                        -0-               80,000/(6)/
   Officer                         1997         60,000/(8)/           -0-                        -0-              100,000/(7)/

Russell H. Bergen                  1999        120,000              5,800                        -0-                 -0-
   Vice President of               1998         25,923/(9)/           -0-                        -0-              75,000
   Operations                      1997            n/a                n/a                        n/a                 n/a

__________________
(1) Employee benefits provided to each of the Named Officers under various Company programs do not exceed the disclosure thresholds established under the SEC rules and are therefore not included.

(2)  Amount represents Company paid allowance for automobile expenses.

(3) Bonus amount paid in 1999 includes $205,000 pursuant to Mr. Perry's employment agreement dated March 23, 1998, under which Mr. Perry was paid a salary of $1.00 for the initial 14 months of his employment. In exchange, he was eligible to receive a performance bonus based on achieving a 100% increase in sales during the 12-month period ending May 31, 1999, over the previous 12-month period.

(3) Represents compensation earned by Mr. Perry from his employment with our Company commencing April of 1998.

(4) Amounts represent Company paid lodging of $12,000 in 1997, $12,000 in 1998 and $11,000 in 1999. The balance in each year is for automobile expenses.

(5)  Amounts represent options granted under Company Stock Option
     Cancellation/Regrant program.

(6) In conjunction with our Stock Option Cancellation/Regrant program in 1998, these options were cancelled.

(7) Represents compensation earned by Mr. Trayler from his employment with our Company commencing July of 1997.

(8) Represents compensation earned by Mr. Bergen from his employment with our Company commencing September of 1998.

The following table provides information regarding option exercises during the fiscal year ended November 30, 1999, as well as information with respect to unexercised options to purchase our common stock granted to the Named Officers in fiscal 1999. None of the Named Officers exercised any stock options during fiscal 1999. CardioDynamics has not granted any stock appreciation rights.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                     Individual Grants
                                        ----------------------------------------------------------------------
                                        Number of
                                        Securities        % of Total
                                        Underlying     Options Granted
                                         Options         to Employees            Exercise           Expiration
Name                                     Granted        in Fiscal 1999        Price($/Sh) (1)          Date
------------------------------          ---------      ----------------       ---------------       ----------
Michael K. Perry                           45,000                    7%            $2.25            01/00/2009

Rhonda F. Rhyne                            40,000                    6%            $2.25            01/00/2009

Stephen P. Loomis                          30,000                    5%            $2.25            01/00/2009

Richard E. Trayler                         35,000                    5%            $2.25            01/00/2009

Russell H. Bergen                             -0-                  n/a               n/a                   n/a

________________________________________
(1) All options were granted at fair market value (closing sale price for our common stock on the NASDAQ/AMEX Stock Market on the date of grant).

The following table provides further information regarding the Named Officers' outstanding stock options as of November 30, 1999. No stock appreciation rights were granted or exercised, and no stock options were exercised during fiscal 1999.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                      Number of
---------------------------                                                           Securities
                                                                                      Underlying                 Value(1) of
                                                                                      Unexercised                Unexercised
                                                                                     Options/SARs                In-the-Money
                                                                                     at FY-End (#)           Options/SARs at FY-
                                   Shares Acquired               Value               Exercisable/            End ($) Exercisable/
Name                               On Exercise (#)           Realized ($)            Unexercisable             Unexercisable(2)
----                               ---------------           ------------            -------------             ----------------
Michael K. Perry                              - 0 -                   - 0 -       323,750 / 1,016,250         445,156 / 1,369,219
Rhonda F. Rhyne                               - 0 -                   - 0 -       175,000 / 340,000            93,750 / 423,750
Stephen P. Loomis                             - 0 -                   - 0 -        43,333 / 106,667            59,583 / 127,917
Richard E. Trayler                            - 0 -                   - 0 -        28,886 / 86,114             39,718 / 96,559
Russell H. Bergen                             - 0 -                   - 0 -        21,874 / 53,026             39,592 / 95,977

___________________________________________
(1) Represents the difference between the closing sale price of our common stock on the NASDAQ/AMEX Stock Market of $3.00 on November 30, 1999 and the exercise price of the options.

(2) The respective Named Officers as of November 30, 1999 could not exercise these options and future exercisability is subject to certain vesting provisions including specific stock price thresholds and/or remaining in the employ of the Company for up to three additional years.

     Employment Agreement

     On March 23, 1998, we entered into an employment agreement with Michael K. Perry when he became Chief Executive Officer. Under the terms of the agreement, Mr. Perry was granted 1,500,000 non-transferable stock options (outside the Option Plan) at an exercise price of $2.55 per share, subject to vesting requirements. At May 31, 2000, 323,750 of the options have vested. The options expire on October 15, 2008.

     Long Term Incentive Plans

     We do not have any long-term incentive plans (as defined in the Securities and Exchange Commission regulations).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 1996, CardioDynamics Holdings, LLC ("CDH") and its members engaged in several significant transactions with us, substantially all resulting in the issuance of unregistered Common Stock or notes convertible (and later converted) into Common Stock. As of May 31, 2000, CDH owns 103,764 shares of our Common Stock. Members of CDH beneficially own 14,618,409 shares of CardioDynamics Common Stock (aside from CDH's own holdings); of the members' shares, Allen E. Paulson beneficially owns 10,465,143 and James C. Gilstrap beneficially owns 3,259,654. At May 31, 2000, CDH and its members together are the beneficial owners of 34.1% of our Common Stock.

In March 1998, we entered into an 18 month unsecured private line of credit agreement with Allen E. Paulson and James C. Gilstrap. Under the terms of the agreement we can borrow up to $3,000,000 on an as-needed basis with monthly interest-only payments at an annual interest rate of 10.0%. In February 1999, the term was extended one year, to September 2000.

Before and after becoming an executive officer of CardioDynamics in June 1997, Dennis G. Hepp has served as a consultant and vendor to our Company since July 1995 through the company he founded in 1989, Rivertek Medical Systems, Inc., located in Minneapolis, Minnesota. Rivertek, which is 100% owned by Mr. Hepp and his wife, provides engineering consulting to medical device manufacturers, and continues to be one of our largest vendors. We made payments to Rivertek of $454,801 and $391,293 during fiscal 1998 and 1999, respectively.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that each person who, at any time during the fiscal year ended November 30, 1999, was a Director, officer, or beneficial owner of more than 10% of a class of registered equity securities of the Company filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act.

                SHAREHOLDER PROPOSALS FOR 2001 PROXY STATEMENT

The deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the next year's Annual Meeting of Shareholders is February 14, 2001. Such proposals may be included in the next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

If a shareholder wishes to have a proposal considered at the 2001 Annual Meeting but does not seek to have the proposal included in the Company's Proxy Statement and form of Proxy for that meeting, and if the shareholder does not notify CardioDynamics of the proposal by April 30, 2001, then the persons appointed as proxies by management may use their discretionary voting authority to vote on the proposal when the proposal is considered at the 2001 Annual Meeting, even though there is no discussion of the proposal in the Proxy Statement for that meeting. It is recommended that shareholders submitting proposals or notices of proposal direct them to the Secretary of the Company and utilize Certified Mail-Return Receipt Requested. Shareholders' proposals should be submitted to CardioDynamics International Corporation, 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121.

                                  FORM 10-KSB

The company will mail without charge, upon written request, to any shareholder of the company a copy of the annual report on form 10-KSB, including the financial statements, schedules and list of exhibits. Requests should be sent to CardioDynamics International Corporation, 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121, Attention: Shareholder Relations.

                                 OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxy holders on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.


                                              By Order of the Board of Directors




Dated:  June 16, 2000                         Michael K. Perry
                                              Chief Executive Officer